Exhibit 25.1

File No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO

SECTION 305(b)(2)

WILMINGTON TRUST FSB

(Exact name of trustee as specified in its charter)

Federal Charter	52-1877389
(State of incorporation)	(I.R.S. employer identification no.)

1100 North Market Street

Wilmington, Delaware 19890-0001

(Address of principal executive offices)

Michael A. DiGregorio

Senior Vice President and General Counsel

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

(302) 651-8793

(Name, address and telephone number of agent for service)

PINAFORE HOLDINGS B.V.1

(Exact name of obligor as specified in its charter)

The Netherlands	3714
(State of incorporation)	(I.R.S. employer identification no.)

1076 EE
Amsterdam The Netherlands
(Address of principal executive offices)	(Zip Code)

9% Senior Secured Second Lien Notes

Guarantees of 9% Senior Secured Second Lien Notes

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

1	SEE TABLE OF ADDITIONAL OBLIGORS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

ACD TRIDON (HOLDINGS) LIMITED	United Kingdom	3585		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

ACD TRIDON INC.	Ontario, Canada	3585		P.O. Box 310 300 Henry Street Brantford ON N3T 5W1, Canada +1.416.250.1033

AIR SYSTEM COMPONENTS, INC.	Delaware	3585	23-3023656	1401 N. Plano Road Richardson, Texas 75081 +1.972.301.9645

AIR SYSTEMS COMPONENTS INVESTMENTS CHINA LIMITED	United Kingdom	3585		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

AMP INDUSTRIAL MEXICANA, S.A. DE C.V.	Mexico	3585		Cerrada Centinela Num. 1782, Parque Industrial Cachanilla, Mexicali, B.C., 21394, Mexico +1.972.943.6150

APLICADORES MEXICANOS, S.A. DE C.V.	Mexico	3714		Avenida Parques Industriales y Magneto, Parque Industrial GEMA, Ciudad Juarez, Chihuahua, 32310, Mexico +1.972.301.9645

AQUATIC CO.	Delaware	3430	36-4284100	8101 E Kaiser Blvd. Suite 200 Anaheim, California 92808 +1.714.993.1220

AQUATIC TRUCKING CO.	Delaware	3430	31-1631458	8101 E Kaiser Blvd. Suite 200 Anaheim, California 92808 +1.714.993.1220

AUTO INDUSTRIAL DE PARTES, S.A. DE C.V.	Mexico	3714		Lic. Albino Hernandez No 7 Pte., Colonia Obrera, H. Matamoros, Tamaulipas, 78540, Mexico Attention: Antonio D’Addona +52.868.816.0998

BETA NACO LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

BRITISH INDUSTRIAL VALVE COMPANY LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

BROADWAY MISSISSIPPI DEVELOPMENT, LLC	Colorado	3990	27-1050109	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

BUFFALO HOLDING COMPANY	Delaware	3990	22-2977811	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

CARRIAGE HOUSE FRUIT COMPANY	California	3990	77-0400825	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

CONERGICS CORPORATION	Delaware	3990	48-0776015	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

DEXTER AXLE ACQUISITION CORP.	Delaware	3714	20-2417200	2900 Industrial Parkway Elkhart, Indiana 46516 +1.574.296.7214

DEXTER AXLE COMPANY	Delaware	3714	36-4284104	2900 Industrial Parkway Elkhart, Indiana 46516 +1.574.296.7214

DEXTER AXLE TRUCKING COMPANY	Delaware	3714	36-4289434	2900 Industrial Parkway Elkhart, Indiana 46516 +1.574.296.7214

DEXTER CHASSIS GROUP, INC.	Michigan	3714	38-3042888	501 S. Miller White Pigeon, Michigan 49099 +1.574.296.7214

E INDUSTRIES, INC.	Indiana	3714	37-1437274	4526 Chester Drive Elkhart, Indiana 46516 +1.574.522.7550

EASTERN SHEET METAL, INC.	Ohio	3714	31-0932614	8959 Blue Ash Road Cincinnati, Ohio 45236 +1.513.793.3440

EIFELER MASCHINENBAU GMBH	Germany	3714		Kolumbusstr. 54, 53881 Euskirchen, Germany +49.2251.256.200

EPICOR INDUSTRIES, INC.	Delaware	3714	36-3672434	3200 Parker Drive St. Augustine, Florida 32084 +1.615.355.1137

FBN TRANSPORTATION, INC.	Ohio	3714	04-3726434	8959 Blue Ash Road Cincinnati, Ohio 45236 +1.513.793.3440

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

GATES AUTO PARTS HOLDINGS CHINA LIMITED	United Kingdom	3714		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

GATES CIS LLC	Russia	3714		1-st Dobryninsky per., building 15/7 #25, Moscow 119049, Russia +32.53.762.830

GATES DEVELOPMENT CORPORATION	Colorado	3714	84-1581944	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

GATES ENGINEERING & SERVICES AUSTRALIA PTY LTD	Australia	3714		15 Dalzell Turn, Kinross, Perth, Australia, 6028 +1.61.9258.8399

GATES ENGINEERING & SERVICES HAMRIYAH FZE	United Arab Emirates	3714		Plot no. 2M-10, PO Box 49047, Hamriyah Free zone, Sharjah, United Arab Emirates +971.4886.1414

GATES ENGINEERING & SERVICES FZCO	United Arab Emirates	3714

GATES ENGINEERING & SERVICES LTD.	British Virgin Islands	3714		Cragmuir Chambers P.O. Box 71, Road Town, Tortola, British Virgin Islands +1.284.494.2233

GATES ENGINEERING & SERVICES UK HOLDINGS LIMITED	United Kingdom	3714		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

GATES FLEXIMAK LTD.	British Virgin Islands	3714		Cragmuir Chambers P.O. Box 71, Road Town, Tortola, British Virgin Islands +1.284.494.2233

GATES FLUID POWER TECHNOLOGIES INVESTMENTS LIMITED	United Kingdom	3714		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

GATES GÜÇ AKTARIM SISTEMLERI DAGITIM SANAYI VE TICARET LIMITED SIRKETI	Turkey	3714		Peliti Koyu Karacayir Mevkii 2, Bolge, Gebze Kocaeli, Turkey +34.93.877.7016

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

GATES HOLDING GMBH	Germany	3714		Kolumbusstr. 54, 53881 Euskirchen, Germany +49.2251.1256.200

GATES HOLDINGS LIMITED	United Kingdom	3714		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

GATES INTERNATIONAL HOLDINGS, LLC	Colorado	3714		1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

GATES MECTROL GMBH	Germany	3714		Werner von Siemens Strasse 2, 64319 Pfungstadt, Germany +32.53.762.891

GATES MECTROL, INC.	Delaware	3714	11-3732833	9 Northwestern Drive, Salem, New Hampshire 03079 +1.303.744.4939

GATES POWER TRANSMISSION EUROPE BVBA	Belgium	3714		Dr. Carlierlaan 30, B-9320 Erembodegem (Aalst), Belgium +32.53.762.830

GATES POWERTRAIN PLASTIK METAL VE MAKINA SANAYII VETICARET LIMITED SIRKETI	Turkey	3714		Ege Serbest Bolgesi, Gaziemir, Izmir, 35410, Turkey +34.93.877.7016

GATES POWERTRAIN UK LIMITED	United Kingdom	3714		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

GLASS MASTER CORPORATION	Texas	3714	74-7624056	2420 McIver, #101 Carrollton Texas 75006 +1.816.761.7476

H HEATON LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

HART & COOLEY TRUCKING COMPANY	Delaware	3585	61-1436877	5030 Corporate Exchange Blvd. Grand Rapids, Michigan 49512 +1.972.943.6150

HART & COOLEY, INC.	Delaware	3585	52-2206266	5030 Corporate Exchange Blvd. Grand Rapids, Michigan 49512 +1.972.943.6150

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

HYTEC, INC.	Washington	3430	91-0839632	801 Northern Pacific Road P.O. Box 1180 Yelm, Washington 98597 +1.714.993.1220

IDEAL CLAMP PRODUCTS, INC.	Tennessee	3714	62-1051193	8100 Tridon Drive Smyrna, Tennessee 37172 +1.615.355.1137

KOCH FILTER CORPORATION	Kentucky	3585	61-0674289	625 W Hill Louisville, Kentucky 40208 +1.502.634.4796

MONTISK INVESTMENTS NETHERLANDS C.V.	Netherlands	3990		Leidsweg 37, 2nd Floor 2252 LA, Voorscholen The Netherlands +35.222.8229

NATIONAL DUCT SYSTEMS, INC.	Texas	3585	75-2456831	1401 Dunn Drive, Suite 110, Carrollton TX 75006 +1.816.761.7476

NRG INDUSTRIES, INC. (DELAWARE ENTITY)	Delaware	3585	75-2452241	3900 Dr. Greaves Road Kansas City, Missouri 64030 +1.816.761.7476

NRG INDUSTRIES, INC. (TEXAS ENTITY)	Texas	3585	74-1748186	2405 McIver Carrollton, Texas 75006 +1.816.761.7476

OLYMPUS (ORMSKIRK) LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

ROOFTOP SYSTEMS, INC.	Texas	3585	75-1908331	1625 Diplomat Drive, Carrollton Texas 75006 +1.816.761.7476

RUSKIN AIR MANAGEMENT LIMITED	United Kingdom	3585		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

RUSKIN COMPANY	Delaware	3585	43-1845398	3900 Dr. Greaves Road Kansas City, Missouri 64030 +1.816.761.7476

RUSKIN COMPANY CANADA INC.	Ontario, Canada	3585		152 East Drive, Brampton Ontario L6T 1E1, Canada +1.816.761.7476

RUSKIN DE MÉXICO, S.A. DE C.V.	Mexico	3585		Tapioca # 5455-A Infonavit Ampliacion Aeropuerto Juarez CHI, Mexico 32698 +1.816.761.7476

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

RUSKIN SERVICE COMPANY	Delaware	3585	43-1871609	3900 Dr. Greaves Road Kansas City, Missouri 64030 +1.816.761.7476

SCHRADER ELECTRONICS LIMITED	Northern Ireland	3714

SCHRADER ELECTRONICS, INC.	Delaware	3714	26-1353225	101 Evergreen Drive Springfield, Tennessee 37172 +1.615.384.0089

SCHRADER INTERNATIONAL BRASIL LTDA.	Brazil	3714		1600 Avenida Malek Assad, Bairro Meia Lua, Jacarei, Sao Paulo, 12303-071, Brazil +55.3954.6500

SCHRADER INTERNATIONAL HOLDING CO.	Delaware	3714	27-1382757	205 Frazier Road Alta Vista, Virginia 24517 +1.303.744.5339

SCHRADER INVESTMENTS LUXEMBOURG S.À R.L.	Luxembourg	3714		23-25 rue Notre Dame L-2240 Luxembourg +35.222.8229

SCHRADER, LLC	Delaware	3714		1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

SCHRADER-BRIDGEPORT INTERNATIONAL, INC.	Delaware	3714	95-3959558	205 Frazier Road Alta Vista, Virginia 24517 +1.303.744.5339

SELKIRK AMERICAS, L.P.	Delaware	3714	71-0886085	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

SELKIRK CANADA HOLDINGS, L.P.	Delaware	3714	36-4499487	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

SELKIRK CORPORATION	Delaware	3714	71-0886094	5030 Corporate Exchange Blvd. Grand Rapids, Michigan 49512 +1.972.943.6150

SELKIRK IP L.L.C.	Delaware	3714	20-0776546	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

SHIITAKE LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

STACKPOLE INVESTMENTS LIMITED	United Kingdom	3714		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

SWINDON SILICON SYSTEMS LIMITED	United Kingdom	3714		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

THE GATES CORPORATION	Delaware	3990	84-0857401	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

TOMKINS ACQUISITIONS LIMITED	United Kingdom	3990	98-0360549	East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS AMERICAN INVESTMENTS S.À R.L.	Luxembourg	3990		23-25 rue Notre Dame L-2240 Luxembourg +35.222.8229

TOMKINS AUTOMOTIVE CANADA LIMITED	Ontario, Canada	3714		4123 Yonge Street North York, Ontario Canada M2P 2B8 +1.416.250.1033

TOMKINS AUTOMOTIVE COMPANY, S.À R.L.	Luxembourg	3714		23-25 rue Notre Dame L-2240 Luxembourg +35.222.8229

TOMKINS AUTOMOTIVE HOLDING CO.	Delaware	3714	26-3004076	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

TOMKINS BUILDING PRODUCTS, INC.	Delaware	3990	62-1387341	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

TOMKINS ENGINEERING LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS FINANCE LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS FINANCE LUXEMBOURG LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

TOMKINS FUNDING LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS HOLDINGS LUXEMBOURG, S.À R.L.	Luxembourg	3990		23-25 rue Notre Dame L-2240 Luxembourg +35.222.8229

TOMKINS IDEAL CLAMPS (SUZHOU) INVESTMENTS LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS INDUSTRIES, INC.	Ohio	3990	31-0596713	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

TOMKINS INVESTMENTS CHINA LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS INVESTMENTS COMPANY S.À R.L.	Luxembourg	3990		23-25 rue Notre Dame L-2240 Luxembourg +35.222.8229

TOMKINS INVESTMENTS LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS LUXEMBOURG S.À R.L.	Luxembourg	3990		23-25 rue Notre Dame L-2240 Luxembourg +35.222.8229

TOMKINS MAURITIUS COMPANY LIMITED	Mauritius	3990		Felix House, 24 Dr. Joseph Riviere Street, Port Louis, Mauritius +230.216.8800

TOMKINS OVERSEAS COMPANY	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS OVERSEAS HOLDINGS S.À R.L.	Luxembourg	3990		23-25 rue Notre Dame L-2240 Luxembourg +35.222.8229

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

TOMKINS OVERSEAS INVESTMENTS LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS PENSION SERVICES LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS POLY BELT MEXICANA, S.A. DE C.V.	Mexico	3990		Km 96.5, Carretera Mexico-Cuautla #133, Fracc. Los Faroles, Tetelcingo, Cuautla, Morelos, 62751, Mexico +1.303.744.4939

TOMKINS SC1 LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS STERLING COMPANY	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS TREASURY (CANADIAN DOLLAR) COMPANY	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS TREASURY (DOLLAR) COMPANY	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS TREASURY (EURO) COMPANY	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

TOMKINS U.S., L.P.	Delaware	3990	26-3112689	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

TOMKINS, INC.	Delaware	3990	33-1218687	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

TOMKINS, LLC	Delaware	3990	99-0360549	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

TRICO PRODUCTS (DUNSTABLE) LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

TRIDON CLAMP PRODUCTS GMBH	Germany	3714		10 Robert-Bosch Street, 53919, Weilerswist, Germany +32.53.762.800

TRION (DEUTSCHLAND) GMBH	Germany	3714		Oehlecker Ring 26, D-22419, Hamburg, Germany +1.972.301.9645

WALTHAM REAL ESTATE HOLDING CO.	Delaware	3990	26-3003983	1551 Wewatta Street Denver, Colorado 80202 +1.303.744.5059

WILLER & RILEY LIMITED	United Kingdom	3990		East Putney House, 84 Upper Richmond Road, London, SW15 2ST, England +44.20.8877.4544

Item 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of Thrift Supervision

1475 Peachtree Street, N.E.

Atlanta, GA 30309

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Item 16.	LIST OF EXHIBITS. List below are all exhibits filed as part of this Statement of Eligibility and Qualification.

1.	A copy of the Federal Stock Savings Bank Charter for Wilmington Trust FSB, incorporated by reference to Exhibit 1 of Form T-1.

2.	The authority of Wilmington Trust FSB to commence business was granted under the Federal Stock Savings Bank Charter for Wilmington Trust FSB, incorporated herein by reference to Exhibit 1 of Form T-1.

3.	The authorization to exercise corporate trust powers was granted under the Federal Stock Savings Bank charter, incorporated herein by reference to Exhibit 1 of Form T-1.

4.	A copy of the existing By-Laws of Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of form T-1.

5.	Not applicable.

6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1.

7.	Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust FSB, a federal savings bank, organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Guilford and State of Connecticut on the 17th day of June, 2011.

WILMINGTON TRUST FSB

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

EXHIBIT 1

Charter No. 6012

FEDERAL STOCK SAVINGS BANK CHARTER

WILMINGTON TRUST FSB

As existing on June 10, 1994.

FEDERAL STOCK SAVINGS BANK CHARTER

WILMINGTON TRUST FSB

SECTION 1. Corporate Title. The full corporate title of the savings bank is Wilmington Trust FSB.

SECTION 2. Office. The home office shall be located in Salisbury, Maryland.

SECTION 3. Duration. The duration of the savings bank is perpetual.

SECTION 4. Purpose and Powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under Section 5 of the Home Owners’ Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (“OTS”).

SECTION 5. Capital Stock. The total number of shares of all classes of the capital stock which the savings bank has the authority to issue is 10,000,000, all of which shall be common stock of par value of $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the savings bank), labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares of as a share dividend shall be deemed to be the consideration for their issuance.

Except for shares issuable in connection with the conversion of the savings bank from the mutual to stock form of capitalization, no shares of common stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the savings bank, to receive the remaining assets of the savings bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

SECTION 6. Preemptive Rights. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

SECTION 7. Directors. The savings bank shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the savings bank’s bylaws, shall not be fewer than five nor more than fifteen except when a greater number is approved by the OTS.

SECTION 8. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the savings bank, then preliminarily approved by the OTS, which preliminary approval may be granted by the OTS pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the OTS in accordance with regulatory procedures or on such other date as the OTS may specify in its preliminary approval.

EXHIBIT 4

BY-LAWS OF WILMINGTON TRUST FSB

As Amended April 28, 2008

ARTICLE I — HOME OFFICES

The home office of this savings bank shall be at 111 South Calvert Street, Suite 2620, Baltimore, Maryland.

ARTICLE II — SHAREHOLDERS

SECTION 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the savings bank or at such other place in or outside the State in which the principal place of business of the savings bank is located as the board of directors may determine.

SECTION 2. Annual Meeting. A meeting of the shareholders of the savings bank for the election of directors and for the transaction of any other business of the savings bank shall be held annually within 120 days after the end of the savings bank’s fiscal year or at such other date and time within at such 120-day period as the board of directors may determine.

SECTION 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (“OTS”), may be called at any time by the chairman of the board, one of the presidents or a majority of the board of directors, and shall be called by the chairman of the board, one of the presidents, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the savings bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the savings bank addressed to the chairman of the board, one of the presidents, or the secretary.

SECTION 4. Conduct of Meetings. The board of directors shall designate, when present, either the chairman of the board or one of the presidents to preside at such meetings.

SECTION 5. Notice of Meeting. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, one of the presidents, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the savings bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders’ meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time or place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

SECTION 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the savings bank shall make a complete list of shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the savings bank and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in §552.6(d) of the OTS’s regulations as now or hereafter in effect.

SECTION 8. Quorum. A majority of the outstanding shares of the savings bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

SECTION 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the savings bank to the contrary, at any meeting of the shareholders of the savings bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the savings bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the savings bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 12. Cumulative Voting. Every shareholder entitled to vote at an election for directors shall have the right to vote, in person by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

SECTION 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or one of the presidents may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or one of the presidents.

Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

SECTION 14. Director Elections. The board of directors may nominate candidates for election as directors. Ballots bearing the names of all persons nominated by the board of directors and by shareholders shall be provided for use at the annual meeting. However, if the board of directors shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the savings bank at least five days before the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

SECTION 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all shareholders entitled to vote with respect to the subject matter.

ARTICLE III — BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of this savings bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and one or more presidents and shall designate, when present, either the chairman of the board, one of the presidents, an executive vice president, a senior vice president, or a vice president to preside at its meetings.

SECTION 2. Number and Term. The board of directors shall consist of six members. The directors shall be elected annually, and shall serve for the ensuing year and until their respective successors are duly elected and qualified.

SECTION 3. Regular and Special Meetings. Regular and special meetings of the board of directors may be called by or at the request of the chairman of the board, one of the presidents or one-third of the directors. The persons authorized to call meetings of the board of directors may fix any place as the place for holding that meeting.

Members of the board of directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person and, if the board of directors so determines, shall constitute attendance for purpose of entitlement to compensation pursuant to Section 11 of this Article.

SECTION 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the savings bank unless the savings bank is a wholly owned subsidiary of a holding company.

SECTION 5. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need to be specified in the notice or waiver of notice of such meeting.

SECTION 6. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

SECTION 7. Manner of Acting. The act of a majority of the directors present at a duly convened meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by the regulations of the OTS or these bylaws.

SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors.

SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the savings bank addressed to the chairman of the board or one of the presidents. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or one of the presidents. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

SECTION 10. Vacancies. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors for may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 11. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance, whether in person or by telephone, at any regular or special meeting of the Board of directors.

Members of either standing or special committees may be allowed such compensation for attendance, whether in person or by telephone, at committee meetings as the Board of directors may determine from time to time.

SECTION 12. Presumption of Assent. A director of the savings bank who is present at a meeting of the board of directors at which action on any savings bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered into the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the savings bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

ARTICLE IV — EXECUTIVE AND OTHER COMMITTEES

SECTION 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

SECTION 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the savings bank, or recommending to the stockholders a plan of merger, consolidation or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the savings bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the savings bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

SECTION 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

SECTION 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

SECTION 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

SECTION 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

SECTION 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by a resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the one of the presidents or secretary of the savings bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

SECTION 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred

SECTION 10. Other Committees. The board of directors may by resolution establish an audit, loan or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the savings bank and may prescribe the duties, constitution, and procedures thereof.

ARTICLE V — OFFICERS

SECTION 1. Positions. The officers of this savings bank shall be one or more presidents, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. One of the presidents shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The offices of secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors also may elect or authorize the appointment of such other officers as the business of this savings bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. Election and Term of Office. The officers of this savings bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer’s death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the savings bank to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the savings bank would be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

ARTICLE VI — CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. To the extent permitted by regulations of the OTS, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee or agent of the savings bank to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the savings bank. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the savings bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the savings bank shall be signed by one or more officers, employees or agents of the savings bank in such manner as shall from time to time be determined by the board of directors.

SECTION 4. Deposits. All funds of the savings bank not otherwise employed shall be deposited from time to time to the credit of the savings bank in any duly authorized depositories as the board of directors may select.

ARTICLE VII — CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of capital stock of the savings bank shall be in such form as shall be determined by the board of directors and approved by the OTS. Such certificates shall be signed by the chief executive officer or by any other officer of the savings bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the savings bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, the number of shares and date of issue, shall be entered on the stock transfer books of the savings bank. All certificates surrendered to the savings bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the savings bank as the board of directors may prescribe.

SECTION 2. Transfer of Shares. Transfer of shares of the capital stock of the savings bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the savings bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the savings bank shall be deemed by the savings bank to be the owner for all purposes.

ARTICLE VIII — FISCAL YEAR

The fiscal year of this savings bank shall end on the 31st day of December of each year.

ARTICLE IX — DIVIDENDS

Subject to the terms of the savings bank’s charter and the regulations and orders of the OTS, the board of directors may, from time to time, declare, and the savings bank may pay, dividends on its outstanding shares of capital stock.

ARTICLE X — CORPORATE SEAL

The board of directors shall approve a savings bank seal which shall be two concentric circles between which shall be the name of the savings bank. The year of incorporation or an emblem may appear in the center.

ARTICLE XI — AMENDMENTS

These bylaws may be amended in a manner consistent with regulations of the OTS at any time by a majority of the full board of directors or by a majority vote of the votes cast by the stockholders of the savings bank at any legal meeting.

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust FSB hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

WILMINGTON TRUST FSB

Dated: June 17, 2011	By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

EXHIBIT 7

This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

R E P O R T   O F   C O N D I T I O N

            WILMINGTON TRUST FSB             of     Wilmington

                  Name of Bank                                              City

in the State of   Delaware  , at the close of business on March 31, 2011:

ASSETS	Thousands of Dollars
Cash, Deposits & Investment Securities:	1,192,582
Mortgage back Securities:	1,074
Mortgage Loans:	512,298
Non-Mortgage Loans:	403,480
Repossessed Assets:	5,036
Federal Home Loan Bank Stock	6,008
Office Premises and Equipment:	16,137
Other Assets:	161,761
Total Assets:	2,298,376

LIABILITIES	Thousands of Dollars
Deposits	1,869,259
Escrows	705
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	10,597
Other Liabilities and Deferred Income:	155,192
Total Liabilities	2,035,753

EQUITY CAPITAL	Thousands of Dollars
Common Stock	299,529
Unrealized Gains (Losses) on Certain Securities	(33)
Retained Earnings	(36,873)
Other Components of Equity Capital	0
Total Equity Capital	262,623
Total Liabilities and Equity Capital	2,298,376